Exhibit 99.1

CONTACTS: Heather A. Rollo Chief Financial Officer 702/263-2583	Richard Land, Dave Jacoby Jaffoni & Collins Incorporated 212/835-8500 or pgic@jcir.com

For Immediate Release

PROGRESSIVE GAMING SIGNS DEFINITIVE AGREEMENT FOR SALE OF WORLDWIDE

TABLE GAME DIVISION ASSETS AND AGREES TO TECHNOLOGY LICENSE WITH

SHUFFLE MASTER IN TRANSACTION VALUED AT $37 TO $47 MILLION

- Consideration Partially Comprised of $20.4 Million in Cash at Closing and

$3.0 Million in Cash Expected to be Paid By Year-End -

- Progressive Gaming to Receive Fixed and Potential Variable Earn-Out Payments

Through 2016 and Monthly Royalty Payments for Placements -

LAS VEGAS, NV - September 26, 2007 - Progressive Gaming International Corporation (NASDAQ: PGIC) (“Progressive” or “the Company”) announced today that it has executed a purchase agreement with Shuffle Master Inc. (NASDAQ Global Select Market: SHFL) (“Shuffle Master”) whereby Shuffle Master will acquire Progressive’s worldwide Table Game Division (“TGD”) assets. Additionally, the parties have agreed to enter into a 5-year “Technology License” to integrate Progressive’s Casinolink® Jackpot System™ (“CJS”) progressive jackpot system module for use with Shuffle Master’s progressive specialty table games. Under these arrangements, Progressive will receive upfront payments of approximately $23.4 million, of which $20.4 million (subject to working capital adjustments) is to be paid at closing and $3.0 million to be paid upon the initial integration of Progressive’s CJS system with Shuffle Master’s tables, which the parties expect to complete in the 2007 fourth quarter. The Purchase Agreement also provides for earn-out payments based on the installed base growth of the TGD assets through 2016 (subject to certain conditions), including $3.5 million in guaranteed minimum payments. Progressive will also receive recurring monthly royalty payments for the placement of Progressive’s CJS on Shuffle Master’s specialty table games. Roth Capital Partners, LLC has provided a fairness opinion and analysis to the Board of Directors of the Company. The analysis provided estimated that the net present value of the consideration expected by the management of the Company to be received in the Transaction is between $37.4 million and $46.5 million.

Upon completion of the acquisition of Progressive’s worldwide TGD assets, Shuffle Master, the world’s leading provider of specialty table games, will own the worldwide rights and contracts for all of Progressive’s specialty table game titles including Caribbean Stud® and Texas Hold ‘Em® Bonus Poker.

Under the Technology License, the parties will immediately integrate Progressive’s CJS progressive jackpot system module for use with certain versions of Shuffle Master’s specialty table games. The CJS module generates jackpot awards and heightened player awareness and play levels in a similar manner as slot machine progressive systems.

-more-

Progressive Gaming Completes Sale of Table Game Division, 9/26/07	page 2

Russel McMeekin, President and Chief Executive Officer of Progressive Gaming International Corporation, commented, “The sale of our Table Game Division will complete our transition to a company that is solely focused on achieving sustainable revenue growth from high-margin recurring systems’ placements. We intend to use the upfront cash proceeds from this transaction as well as the majority of proceeds from the strategic financing that was completed last month to repay a significant portion of our outstanding debt. The effect of this debt reduction will be a significant decline in our interest expense which will be immediately accretive to our cash flows and earnings. We are also actively reviewing opportunities to restructure our remaining outstanding debt in a manner that will further strengthen our balance sheet.

“Importantly, the sale of our Table Game assets to Shuffle Master places our flagship brands in the hands of the premier worldwide supplier of specialty table games which we believe will ensure the continued growth of these assets on a global basis. Since its introduction in late 2005, Texas Hold ‘Em Bonus Poker has consistently achieved strong installed base growth in the U.S., and Caribbean Stud is enjoying similar success in international markets. Accordingly, we believe these agreements provide a meaningful long-term opportunity to our shareholders to benefit from fixed and earned payments. Further, pursuant to the new Technology License, the integration of Progressive’s CJS module with Shuffle Master’s progressive versions of its specialty table games is expected to create a potentially meaningful new long-term recurring revenue stream.”

About Progressive Gaming International Corporation®

Progressive Gaming is a leading supplier of integrated casino and jackpot management system solutions for the gaming industry worldwide. This technology is widely used to enhance casino operations and drive greater revenues for existing product as well as our own specialty table games. Progressive Gaming is unique in the industry in offering casino management and progressive systems in a modular yet integrated solution. Products include multiple forms of regulated wagering solutions in wired, wireless and mobile formats. There are Progressive Gaming products in over 1,000 casinos throughout the world. For further information, visit www.progressivegaming.net

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements, including statements regarding the expected completion of the sale of Progressive’s TGD assets to Shuffle Master, the expected execution of a “Technology License” to integrate Progressive’s CJS progressive jackpot system module for use with Shuffle Master’s progressive specialty table games, the timing and amount of payments, including earn-out and royalty payments, to Progressive, if any, based on the transactions described in this release, the timing of integration of Progressive’s CJS progressive jackpot system module for use with certain versions of Shuffle Master’s specialty table games following the anticipated closing, the anticipated use of proceeds from the Shuffle Master transactions and the strategic transaction completed in August 2007, the anticipated decline in Progressive’s interest expense and anticipated accretion to Progressive’s cash flow and earnings, the proposed restructuring of Progressive’s outstanding debt, the benefits to Progressive’s stockholders expected from the Shuffle Master transactions and the nature and amount, if any, of the revenues to be received by Progressive pursuant to the Technology License. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to,, the risk that the sale of Progressive’s TGD assets and the execution of the Technology License may not be completed in a timely manner, or at all, risks related to the inability to obtain, or meet conditions imposed for, or approvals required for the transactions, risks related to Shuffle Master’s inability to realize the anticipated benefits of acquiring the TGD assets or integrating Progressives’ system with Shuffle Master’s tables in a timely manner, or at all, and any other uncertainty surrounding the transactions and anticipated benefits of the transactions, risks related to delays in the approval, introduction, installation and customer acceptance of new products, the risk that Progressive Gaming may not successfully resolve any outstanding legal matters, risks related to the integration of VirtGame’s and EndX’s technology with Progressive Gaming’s products, the status of rights licensed from content providers, risks related to the Progressive Gaming’s ability to enforce and develop its intellectual property rights, including rights licensed from third parties, the risk that patents may exist of which Progressive Gaming is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by Progressive Gaming, Progressive Gaming’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of Progressive Gaming’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as Progressive Gaming’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to Progressive Gaming’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. Progressive Gaming cautions readers not to place undue reliance on any forward-looking statements. Progressive Gaming does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statements to reflect new circumstances or anticipated or unanticipated events or circumstances as they occur.

Casinolink is a registered trademark of Progressive Gaming International Corporation. ©2007 Progressive Gaming International Corporation®. All rights reserved.

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